Exhibit 16.1

April 23, 2021

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read Item 4.01 of Brooklyn ImmunoTherapeutics, Inc.’s Form 8-K dated April 21, 2021. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BAKER TILLY US, LLP